Exhibit 99.(h)(12)

Schedule A

Dated October 30, 2013
To The
Expense Limitation Agreement
Dated April 16, 2012
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

	Contractual Limit on
Fund	Total Operating Expenses	Termination Date
Touchstone Value Fund

Class A	1.00%	September 10, 2013
	1.08%	October 30, 2014

Class C	1.75%	September 10, 2013
	1.83%	October 30, 2014

Class Y	0.75%	September 10, 2013
	0.83%	October 30, 2014

Institutional	0.65%	September 10, 2013
	0.68%	October 30, 2014

Touchstone International Small Cap Fund

Class A	1.55%	October 30, 2014

Class C	2.30%	October 30, 2014

Class Y	1.30%	October 30, 2014

Institutional	1.05%	April 16, 2014
	1.18%	October 30, 2014

Touchstone Capital Growth Fund

Class A	1.25%	October 30, 2014
Class C	2.00%
Class Y	1.00%
Institutional	0.90%

Touchstone Mid Cap Value Opportunities Fund

Class A	1.29%	October 30, 2014
Class C	2.04%
Class Y	1.04%
Institutional	0.89%

Touchstone Small Cap Value Opportunities Fund

Class A	1.50%	October 30, 2014
Class C	2.25%
Class Y	1.25%
Institutional	1.10%

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:

TOUCHSTONE ADVISORS, INC.

By:

By:

Signature Page — Schedule A to Expense Limitation Agreement